September 23, 2002

Dear Fellow Shareholder:

              On behalf of the Board of Directors and management of Southern Missouri Bancorp, Inc., we cordially invite you to attend the 2002 Annual Meeting of Shareholders. The meeting will be held at 9:00 a.m. local time, on Monday, October 21, 2002 at the Greater Poplar Bluff Area Chamber of Commerce Building, 1111 West Pine Street, Poplar Bluff, Missouri.

              The matters expected to be acted upon at the meeting are described in the attached proxy statement. In addition, we will report on our progress during the past year, and entertain your questions and comments.

              We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope provided as promptly as possible. This will save us the additional expense in soliciting proxies and will ensure that your shares are represented at the annual meeting.

              Your Board of Directors and management are committed to the continued success of Southern Missouri Bancorp, Inc., and the enhancement of your investment. As President, I want to express my appreciation for your confidence and support.

Sincerely, /s/ GREG A. STEFFENS Greg A. Steffens President

Next Page

SOUTHERN MISSOURI BANCORP, INC.
531 Vine Street
Poplar Bluff, Missouri 63901
(573) 785-1421

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on October 21, 2002

              Notice is hereby given that the annual meeting of shareholders of Southern Missouri Bancorp, Inc. will be held at the Greater Poplar Bluff Area Chamber of Commerce Building, 1111 West Pine Street, Poplar Bluff, on Monday, October 21, 2002, at 9:00 a.m. local time.

              A proxy card and a proxy statement for the annual meeting are enclosed.

              The annual meeting is for the purpose of considering and voting on the following proposals:

Proposal 1.	Election of two directors of Southern Missouri Bancorp, each with a term of three years; and
Proposal 2.	Ratification of the appointment of Kraft, Miles & Tatum, LLC as Southern Missouri Bancorp's independent auditors for the fiscal year ending June 30, 2003.

Shareholders also will transact such other matters as may properly come before the annual meeting, or any adjournment or postponement thereof. As of the date of this notice, we are not aware of any other business to come before the annual meeting.

              The Board of Directors has fixed the close of business on September 10, 2002, as the record date for the annual meeting. This means that shareholders of record at the close of business on that date are entitled to receive notice of and to vote at the meeting and any adjournment thereof. To ensure that your shares are represented at the meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card which is solicited on behalf of the Board of Directors. The proxy will not be used if you attend and vote at the annual meeting in person. Regardless of the number of shares you own, your vote is very important. Please act today.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Samuel H. Smith SAMUEL H. SMITH Secretary

Poplar Bluff, Missouri
September 23, 2002

Important: The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum at the annual meeting. A pre-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

Next Page

SOUTHERN MISSOURI BANCORP, INC.
531 Vine Street
Poplar Bluff, Missouri 63901
(573) 785-1421

____________________

PROXY STATEMENT

____________________

ANNUAL MEETING OF SHAREHOLDERS
To be held on October 21, 2002

____________________

              Southern Missouri Bancorp, Inc.'s Board of Directors is using this proxy statement to solicit proxies from the holders of Southern Missouri Bancorp common stock for use at our annual meeting of shareholders. We are first mailing this proxy statement and the enclosed form of proxy to our shareholders on or about September 23, 2002. Certain of the information provided herein relates to Southern Missouri Bank and Trust, a wholly owned subsidiary of Southern Missouri Bancorp. Southern Missouri Bank and Trust may also be referred to from time to time as the "Bank." References to "Southern Missouri Bancorp", "we", "us" and "our" refer to Southern Missouri Bancorp, Inc. and, as the context requires, Southern Missouri Bank and Trust.

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting.

Our annual meeting will be held as follows:

Date:	October 21, 2002
Time:	9:00 a.m., local time
Place:	Greater Poplar Bluff Chamber of Commerce
1111 West Pine Street
Poplar Bluff, Missouri

Matters to be Considered at the Annual Meeting.

              At the meeting, shareholders of Southern Missouri Bancorp are being asked to consider and vote upon the following proposals:

Proposal I.	Election of two directors of Southern Missouri Bancorp, each with a term of three years; and

Proposal II.	Ratification of the appointment of Kraft, Miles & Tatum, LLC as Southern Missouri Bancorp's independent auditors for the fiscal year ending June 30, 2003.

The shareholders also will transact any other business that may properly come before the annual meeting. As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this proxy statement.

Next Page

Who is Entitled to Vote?

              We have fixed the close of business on September 10, 2002 as the record date for shareholders entitled to notice of and to vote at the Southern Missouri Bancorp annual meeting. Only holders of record of Southern Missouri Bancorp common stock on that record date are entitled to notice of and to vote at the annual meeting. You are entitled to one vote for each share of Southern Missouri Bancorp common stock you own. On September 10, 2002, 1,209,735 shares of Southern Missouri Bancorp common stock were outstanding and entitled to vote at the annual meeting.

What if My Shares are Held in "Street Name" by a Broker?

              If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, your broker may nevertheless vote the shares with respect to "discretionary" items, but will not be permitted to vote your shares with respect to "non-discretionary" items, pursuant to current industry practice. In the case of non-discretionary items, the shares not voted will be treated as "broker non-votes." Each of the proposals described in this proxy statement is considered a "discretionary" item under the Nasdaq Stock Market rules.

How Will My Shares of Common Stock Held in the Employee Stock Ownership Plan be Voted?

              We maintain an employee stock ownership plan ("ESOP") which owns 6.49% of Southern Missouri Bancorp common stock. Employees of Southern Missouri Bancorp and Southern Missouri Bank and Trust participate in the ESOP. Each ESOP participant instructs the trustee of the plan how to vote the shares of Southern Missouri Bancorp common stock allocated to his or her account under the ESOP. If an ESOP participant properly executes the voting instruction card distributed by the ESOP trustee, the ESOP trustee will vote the participant's shares in accordance with the participant's instructions. Shares of Southern Missouri Bancorp common stock held in the ESOP but not allocated to any participant's account, and allocated shares for which no voting instructions are received from participants, will be voted by the trustee in the same proportion as shares for which the trustees have received voting instructions.

How Many Shares Must Be Present to Hold the Meeting?

              A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of at least a majority of the shares of Southern Missouri Bancorp common stock entitled to vote at the annual meeting as of the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What If a Quorum Is Not Present at the Meeting?

              If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the adjourned meeting is set to be held after November 20, 2002. An adjournment will have no effect on the business that may be conducted at the meeting.

Next Page

Vote Required to Approve Proposal I:    Election of Directors.

              Directors are elected by a majority of the votes cast, in person or by proxy, at the annual meeting by holders of Southern Missouri Bancorp common stock. Pursuant to our Certificate of Incorporation, stockholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes for a particular nominee will have the same effect as a vote against the respective nominee. Our Board of Directors unanimously recommends that you vote "FOR" the election of each of management's director nominees.

Vote Required to Approve Proposal II: Ratification of the Appointment of Our Independent Auditors.

              Ratification of the appointment of Kraft, Miles & Tatum, LLC as our independent auditors for the fiscal year ending June 30, 2003 requires the affirmative vote of the majority of shares cast, in person or by proxy, at the annual meeting by holders of Southern Missouri Bancorp common stock. Abstentions and broker non-votes on the proposal to ratify the appointment of Kraft, Miles & Tatum, LLC as our independent auditors, will have the same effect as a vote against the proposal. Our Board of Directors unanimously recommends that you vote "FOR" the proposal to ratify Kraft, Miles & Tatum LLC as our independent auditors for the fiscal year ending June 30, 2003.

How Do I Vote at the Annual Meeting?

              Proxies are solicited to provide all shareholders of record on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials. Shares of Southern Missouri Bancorp common stock can only be voted if the shareholder is present in person at the annual meeting or by proxy. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting. You can always change your vote at the meeting.

              Voting instructions are included on your proxy card. Shares of Southern Missouri Bancorp common stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder's instructions. Where properly executed proxies are returned to Southern Missouri Bancorp with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares "FOR" the election of each of management's director nominees and "FOR" ratification of the appointment of Kraft, Miles & Tatum, LLC as our independent auditors for the fiscal year ending June 30, 2003. Should any other matters be properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment. No other matters are currently expected by the Board of Directors to be properly presented at the Annual Meeting.

              You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children -- in which case you will receive three separate proxy cards to vote.

Next Page

May I Revoke My Proxy?

              You may revoke your proxy before it is voted by:
  submitting a new proxy with a later date;

  notifying the Corporate Secretary of Southern Missouri Bancorp in writing before the annual meeting that you have revoked your proxy; or

  voting in person at the annual meeting.
              If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a validly executed proxy from the nominee indicating that you have the right to vote your shares.
Proxy Solicitation Costs.

              We will pay the cost of soliciting proxies. In addition to this mailing, our directors, officers and employees may also solicit proxies personally, electronically or by telephone. We will also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

STOCK OWNERSHIP OF SOUTHERN MISSOURI BANCORP COMMON STOCK

Stock Ownership of Directors and Executive Officers and 5% Owners.

              The following table sets forth, as of the September 10, 2002 voting record date, information regarding share ownership of:
  those persons or entities (or groups of affiliated person or entities) known by management to beneficially own more than five percent of Southern Missouri Bancorp common stock;

  each director and director nominee of Southern Missouri Bancorp Inc.;

  each executive officer of Southern Missouri Bancorp named in the Summary Compensation Table appearing under "Executive Compensation" below; and

  all current directors and executive officers of Southern Missouri Bancorp as a group.
              The address of each of the beneficial owners, except where otherwise indicated, is the same address as Southern Missouri Bancorp. An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding common stock of Southern Missouri Bancorp.

              Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after September 10, 2002 are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person's percentage ownership. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Next Page

Beneficial Owners	Number of Shares Beneficially Owned(1)	Percent of Common Stock Outstanding
Beneficial Owners of More Than 5%
Southern Missouri Bancorp, Inc. Employee Stock Ownership Plan Trust(2) 531 Vine Street Poplar Bluff, Missouri 63901	78,471	6.49%
Donald R. Crandell(3) 1815 Zehm Street Poplar Bluff, Missouri 63901	92,793	7.67
Jeffrey L. Gendell Tontine Financial partners, L.P. 200 Park Avenue, Suite 300 New York, New York 10166(4)	99,500	8.22
Directors and Named Executive Officers
Thadis R. Seifert	64,554	5.34
Greg A. Steffens(5)	55,519	4.48
Samuel H. Smith	44,277	3.64
Leonard W. Ehlers(6)	44,277	3.66
James W. Tatum(7)	44,277	3.66
Ronnie D. Black	8,700	*
L. Douglas Bagby	8,776	*
Sammy A. Schalk	16,750	1.38
James W. Duncan(5)	18,120	1.48
Directors and executive officers of Southern Missouri Bancorp, Inc. and Southern Missouri Bank and Trust as a group (9 persons)(8)	305,250	23.90%
_____________________________________
(1)	Except as otherwise noted in these footnotes, the nature of beneficial ownership for shares reported in this table is sole voting and investment power. Included in the shares beneficially owned by the directors and named executive officers are options to purchase shares of Southern Missouri Bancorp common stock as follows: Mr. Steffens - 30,000 shares; Mr. Smith - 7,712 shares; Mr. Black - 5,000 shares; Mr. Bagby - 5,000 shares; Mr. Schalk - 5,000 shares; and Mr. Duncan - 14,491 shares.
(2)	Represents shares held by the ESOP. Of these shares, 59,498 shares have been allocated to accounts of participants. Pursuant to the terms of the ESOP, each ESOP participant has the right to direct the voting of shares of Southern Missouri Bancorp common stock allocated to his or her account.
(3)	Based on information provided by Donald R. Crandell as of September 1, 2001.
(4)	As reported by Jeffrey L. Gendell and Tontine Financial Partners L.P. in a statement dated August 3, 2001 on Schedule 13D under the Securities and Exchange Act of 1934, as amended.
(5)	Includes 2,819 and 1,537 shares allocated to Mr. Steffens' and Mr. Duncan's respective accounts under the ESOP.
(6)	Includes 13,565 shares held in a trust for which Mr. Ehlers is a beneficiary.
(7)	Includes 10,000 shares held solely by Mr. Tatum's spouse.
(8)	Includes 1,900 shares held in the Gamblin Lumber Co. Profit Sharing Trust for which Mr. Schalk is the trustee.
(9)	Includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the group members' families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting and/or investment powers. This amount also includes options to purchase 67,203 shares of Southern Missouri Bancorp common stock granted to directors and executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance.

              Section 16(a) of the Securities Exchange Act of 1934 requires Southern Missouri Bancorp's directors and executive officers, and persons who own more than 10% of Southern Missouri Bancorp's common stock to report their initial ownership of Southern Missouri Bancorp's common stock and any subsequent changes

Next Page

in that ownership to the SEC. Specific due dates for these reports have been established by the SEC and Southern Missouri Bancorp is required to disclose in this proxy statement any late filings or failures to file.

              Southern Missouri Bancorp is aware of the late filing in February, 2002 of a Form 4 for Thadis R. Seifert related to Mr. Seifert's purchase of 4,000 shares of Company common stock in February, 2001. In addition, a Form 4 representing the purchase of 76 shares by Mr. Bagby over a period of time through the reinvestment of dividends earned on Southern Missouri Bancorp common stock was not filed in a timely manner.

              Except as set forth above, Southern Missouri Bancorp believes, based solely on a review of the copies of reports furnished to us and written representations relative to the filing of certain forms, that no other late reports occurred during the fiscal year ended June 30, 2002. All other Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with.

PROPOSAL I -- ELECTION OF DIRECTORS

              Our Board of Directors consists of eight members. Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified.

              The table below sets forth information regarding each director of Southern Missouri Bancorp and each nominee for director, including his age, position on the board and term of office. The Board of Directors selects nominees for election as directors. All of our nominees currently serve as Southern Missouri Bancorp directors. Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why a nominee might be unable to serve if elected. Except as disclosed in this proxy statement, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The Board of Directors recommends you vote "FOR" each of the director nominees.

Name	Age(1)	Position(s) Held with Southern Missouri Bancorp, Inc. and Southern Missouri Bank and Trust	Director Since(2)	Term to Expire
Director Nominees
Ronnie D. Black	54	Director	1997	2005
James W. Tatum	76	Director	1983	2005
Directors Continuing in Office
Greg A. Steffens	35	President	2000	2003
Samuel H. Smith	64	Director and Secretary	1988	2003
L. Douglas Bagby	53	Director	1997	2003
Leonard W. Ehlers	83	Director	1961	2004
Thadis R. Seifert	83	Chairman	1971	2004
Sammy A. Schalk	53	Director	2000	2004
_________________________________
(1)	At June 30, 2002.
(2)	Includes service as a director of Southern Missouri Bank and Trust, except for Mr. Ehlers who only serves on the Board of Directors of Southern Missouri Bancorp.

Next Page

              Set forth below is the principal occupation of each director of Southern Missouri Bancorp and of each of the nominees for director. All directors and nominees have held their present positions for at least five years unless otherwise indicated.

              Ronnie D. Black. Mr. Black serves as Executive Director of the General Association of General Baptists, a position he has held since 1997. Mr. Black served as Stewardship Foundation Director of the General Association of General Baptists from 1978 to 1997.

              James W. Tatum. Mr. Tatum retired in 1989. Before retiring, Mr. Tatum served as a member and partner of Kraft, Miles & Tatum, LLC, an accounting firm, for over 40 years. He is currently Vice Chairman of the Board of Directors of Southern Missouri Bank and Trust.

              Greg A. Steffens. Mr. Steffens has served as President of Southern Missouri Bancorp since October 2000. Prior to being elected President, Mr. Steffens served as Chief Financial Officer of Southern Missouri Bancorp, and President and Chief Executive Officer of Southern Missouri Bank and Trust. Before joining Southern Missouri Bancorp, Mr. Steffens was the Chief Financial Officer of Sho-Me Financial Corporation and 1st Savings Bank from December, 1993 until February, 1998.

              Samuel H. Smith. Mr. Smith is currently the Secretary of Southern Missouri Bancorp and Chairman of the Board of Directors of Southern Missouri Bank and Trust. He is President, Chief Executive Officer and majority stockholder of S.H. Smith and Company, Inc., an engineering consulting firm in Poplar Bluff, Missouri.

              L. Douglas Bagby. Mr. Bagby is General Manager of the Poplar Bluff Municipal Utilities, a position he has held since 1989.

              Leonard W. Ehlers. Mr. Ehlers retired in 1984. Before retiring, Mr. Ehlers served as Official Court Reporter of the 36th Judicial Circuit and owner of Ehlers Reporting Service for over 39 years. Mr. Ehlers served as Chairman of the Board of Southern Missouri Bank and Trust from 1994 to 1999. He is currently Vice Chairman of the Board of Directors of Southern Missouri Bancorp.

              Thadis R. Seifert. Mr Seifert is Chairman of Southern Missouri Bancorp. He is a former Executive Vice President of Southern Missouri Bank and Trust, a position he held from 1976 to 1985.

              Sammy A. Schalk. Mr. Schalk is the President and principal owner of Gamblin Lumber Company. Mr. Schalk serves on the Municipal Board of Public Utilities and the advisory committee for the Industrial Technology Department of the local junior college.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

Meetings

              The Board of Directors of Southern Missouri Bancorp generally meets on a monthly basis, holding additional special meetings as needed. During fiscal 2002, the Board of Directors of Southern Missouri Bancorp held 12 regular meetings and one special meeting. Meetings of the Board of Directors of Southern Missouri Bank and Trust are also generally held on a monthly basis. The Board of Directors of Southern Missouri Bank and Trust held 12 regular meetings and two special meetings during fiscal 2002. No director of Southern Missouri Bancorp or of the Bank attended fewer than 75% of the Board meetings and meetings of the committees on which they served during the period they were directors.

Next Page

Committees

              The Board of Directors of Southern Missouri Bancorp has standing Executive, Audit, Personnel and Nominating Committees.

              The Executive Committee generally acts in lieu of the full Board of Directors between board meetings. This committee is responsible for formulating and implementing policy decisions, subject to review by the entire Board of Directors. The Executive Committee is composed of Directors Steffens, Tatum, Ehlers and Seifert. The Executive Committee did not meet in fiscal 2002.

              The Audit Committee of Southern Missouri Bancorp operates under a written charter adopted by the full Board of Directors. The Audit Committee currently has seven members, Chairman Tatum and directors Bagby, Black, Ehlers, Schalk, Seifert and Smith, each of whom is an "independent director" under the National Association of Securities Dealers' listing standards for the Nasdaq Stock Market. This committee is responsible for the review of the company's annual audit report prepared by our independent auditors. The functions of the Audit Committee include:
  reviewing significant financial information for the purpose of giving added assurance that the information is accurate and timely and that it includes all appropriate financial statement disclosures;

  ascertaining the existence of effective accounting and internal control systems; and

  overseeing the entire audit function both internal and independent.
              In fiscal 2002, this committee met five times.

              The Personnel Committee consists of Directors Seifert (Chairman), Smith and Bagby. Personnel issues are usually discussed at the monthly Board of Director meetings. Accordingly, this Committee meets on an as-needed basis to review promotions and to interview staff at the officer level. This committee met twice during fiscal 2002.

              The entire Board of Directors acts as the Nominating Committee for selecting nominees for election as directors. While the Board of Directors will consider nominees recommended by shareholders, it has not actively solicited nominations. The full Board of Directors met once in its capacity as Nominating Committee during the fiscal year ended June 30, 2002.

Next Page

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

               The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Southern Missouri Bancorp specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

              The Audit Committee, which operates under a written charter adopted by the Board of Directors, has issued the following report with respect to the audited financial statements of Southern Missouri Bancorp for the fiscal year ended June 30, 2002:
  The Audit Committee has reviewed and discussed with the Company's management the Company's fiscal 2002 audited financial statements;

  The Audit Committee has discussed with the Company's independent auditors (Kraft, Miles & Tatum, LLC) the matters required to be discussed by Statement on Auditing Standards No. 61;

  The Audit Committee has received the written disclosures and letter from the independent auditors required by Independence Standards Board No. 1 (which relates to the auditors' independence from the Company and its related entities) and has discussed with the auditors their independence from the Company; and

  Based on the review and discussions referred to in the three items above, the Audit Committee recommended to the Board of Directors that the fiscal 2002 audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002.
James W. Tatum
L. Douglas Bagby
Ronnie D. Black
Leonard W. Ehlers
Sammy A. Schalk
Thadis R. Seifert
Samuel H. Smith

DIRECTOR COMPENSATION

Fees

              Members of Southern Missouri Bancorp's Board of Directors receive a fee of $900 per month. Non-employee members of the Board of Directors of Southern Missouri Bank and Trust also receive a fee of $900 per month. Additionally, the non-employee members of the Board of Directors of SMS Financial Services, Inc., a wholly owned subsidiary of Southern Missouri Bank and Trust, receive a fee of $300 per quarter. Total fees paid to directors of Southern Missouri Bancorp, Southern Missouri Bank and Trust and SMS Financial Services, Inc. during the fiscal year ended June 30, 2002 were $170,400.

Next Page

Directors' Retirement Agreements

              Effective April 13, 1994, Southern Missouri Bank and Trust entered into individual retirement agreements with Messrs. Ehlers, Seifert, Smith, Tatum and the Estate of Robert Seifert, a former director. Southern Missouri Bank and Trust entered into similar agreements with directors Bagby and Black on October 19, 1999, and with director Schalk on November 20, 2000. These agreements were entered into in recognition of the directors' past service to the Bank and to ensure their continued service on the Board. Each agreement provides that, following a director's termination of service on the Board on or after age 60, other than termination for cause, the director will receive five annual payments equal to the product of the cash fees paid to the director during the calendar year preceding his retirement and the director's vested percentage. The vested percentage is determined as follows: 50% after five years of service, 75% after 10 years of service, and 100% after 15 years of service. The benefits payable under the director's retirement agreements are unfunded and unsecured obligations of Southern Missouri Bank and Trust that is payable solely out of the general assets of Southern Missouri Bank and Trust.

EXECUTIVE COMPENSATION

Summary Compensation Table.

              The following table sets forth summary information concerning compensation awarded to, earned by or paid to Southern Missouri Bancorp's President and its Executive Vice President for Lending. No other executive officer of Southern Missouri Bancorp earned a salary and bonus in excess of $100,000 for the fiscal year ended June 30, 2002. The named executive officers received perquisites and other personal benefits in addition to salary and bonus during the periods stated. The aggregate amount of these perquisites and other personal benefits, however, did not exceed the lesser of $50,000 or 10% of the total of their respective annual salary and bonus and, therefore, has been omitted as permitted by the rules of the SEC.

		Annual Compensation(1)		Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)(2)	Options/ SARs (#)	All Other Compensation ($)(3)
Greg A. Steffens President	2002	$132,461	$25,000	$---	$---	$12,070
	2001	112,244	---	---	---	15,106
	2000	103,000	---	---	---	15,372

James W. Duncan Executive Vice President	2002	$124,769	$25,000	$---	$---	$11,396
___________
(1)	All compensation and benefits are paid by the Bank.
(2)	Based on the $19.25 closing price per share of the common stock on the Nasdaq Stock Market on June 28, 2002, the last day the stock was traded in fiscal 2002, Mr. Steffens and Mr. Duncan each held 600 restricted shares with an aggregate market value of $11,550 each. Southern Missouri Bancorp will pay dividends on the restricted shares.
(3)	Represents contributions made to the ESOP on behalf of Mr. Steffens and Mr. Duncan totaling $12,070 and $11,396, respectively.

Next Page

Aggregated Option Exercises in Last Fiscal Year And FY-End Option/SAR Values Table.

              The following table summarizes certain information relating to the value of options held by the named executive officers at June 30, 2002. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise price of the option. Neither Mr. Steffens nor Mr. Duncan exercised any of their options during the fiscal year. The value of an unexercised, in-the-money option at fiscal year-end is the difference between its exercise price and the fair market value of the underlying stock on June 30, 2002, which was $19.25 per share, based on the closing price of Southern Missouri Bancorp common stock as reported on the Nasdaq National Market on June 28, 2002, the last trading day in fiscal 2002. These values have not been, and may never be, realized. These options have not been, and may not ever be, exercised. Actual gains, if any, on exercise will depend on the value of Southern Missouri Bancorp common stock on the date of exercise.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options FY-End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Greg A. Steffens President	---	$---	30,000	---	$86,250	$---

James W. Duncan Executive Vice President	---	$---	14,491	---	$76,078	$---

Employment Agreements

              Messrs. Steffens and Duncan each have an employment agreement with Southern Missouri Bank and Trust. The agreements are the same in their material provisions. Both agreements provide for an annual base salary in an amount not less than Mr. Steffens' and Mr. Duncan's respective current salaries and have an initial term of one year. The agreements also provide for annual extensions of one year on each anniversary of the effective date of the agreement (i.e., each June 30). The agreements terminate upon the named executive officer's death, upon Mr. Steffens' or Mr. Duncan's termination for cause, or upon 90 days notice to us by Mr. Steffens or Mr. Duncan.

              Each of the employment agreements provides for payment to the named executive officer of the greater of his salary for the remainder of the term of the agreement, or 299% of his base compensation, in the event there is a "change in control" of Southern Missouri Bancorp or the Bank, where employment terminates involuntarily in connection with the change in control or within twelve months thereafter. This termination payment is subject to reduction by the amount of all other compensation to the employee deemed for purposes of the Internal Revenue Code of 1986, as amended, to be contingent on a "change in control," and may not exceed three times the employee's average annual compensation over the most recent five year period or be non-deductible by the Bank for federal income tax purposes. For purposes of the employment agreements, a "change in control" is defined to include any event which would qualify as a change in control under (i) the Home Owners Loan Act of 1933 with respect to Southern Missouri Bancorp; or (ii) the Change in Bank Control Act with respect to Southern Missouri Bank and Trust; or (iii) where the current members of the Board of Directors of either Southern Missouri Bancorp or Southern Missouri Bank and Trust cease for any reason to constitute at least a majority thereof. These events are generally triggered prior to the acquisition of control of 10% of Southern Missouri Bancorp's common stock. The agreements also guarantee participation in an equitable manner in employee benefits applicable to executive personnel.

Next Page

              Based on his current compensation, if Mr. Steffens had been terminated as of June 30, 2002, under circumstances entitling him to severance pay as described above, he would have been entitled to receive a lump sum cash payment of approximately $280,000.

              Based on his current compensation, if Mr. Duncan had been terminated as of June 30, 2002, under circumstances entitling him to severance pay as described above, he would have been entitled to receive a lump sum cash payment of approximately $278,000.

PROPOSAL II -- RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT AUDITORS

              The Board of Directors has renewed Southern Missouri Bancorp's arrangement for Kraft, Miles & Tatum, LLC to be its auditors for the fiscal year ended June 30, 2003, subject to the ratification of Southern Missouri Bancorp's shareholders. A representative of Kraft, Miles & Tatum, LLC is expected to attend the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

Audit Fees

              Aggregate fees billed by Kraft, Miles & Tatum, LLC for professional services rendered for the audit of Southern Missouri Bancorp's financial statements for fiscal 2002 and the review of the financial statements included in the Southern Missouri Bancorp's quarterly reports on Form 10-QSB for the fiscal year were $46,950.

All Other Fees

              Other than audit fees, the aggregate fees billed to Southern Missouri Bancorp by Kraft, Miles & Tatum, LLC for fiscal 2002 were $11,700. Southern Missouri Bancorp did not incur any fees related to financial information systems design and implementation.

              The Audit Committee of the Board of Directors has considered whether the providing of all non-auditing services (and the aggregate fees billed for such services) in fiscal year 2002 by Kraft, Miles & Tatum, LLC, the principal independent auditors, is compatible with maintaining the principal auditors' independence.

              THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF KRAFT, MILES & TATUM, LLC AS SOUTHERN MISSOURI BANCORP'S AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2003.

Next Page

CERTAIN TRANSACTIONS

              Like many financial institutions, Southern Missouri Bank and Trust has followed a policy of granting loans to our officers, directors and employees on the security of their primary residences and also of granting consumer loans to such persons. We have never granted loans to directors and executive officers on preferred terms. In accordance with the requirements of applicable law, loans to executive officers and directors of the Southern Missouri Bancorp and Southern Missouri Bank and Trust are made on substantially the same terms, including interest rates, fees and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of management do not involve more than the normal risk of collectibility or present other unfavorable features. At June 30, 2002, loans to directors and executive officers totaled $3,275,010.

FINANCIAL STATEMENTS

              Southern Missouri Bancorp's annual report to shareholders, including financial statements, has been mailed to all shareholders of record as of the close of business on the record date. Any shareholder who has not received a copy of the annual report may obtain a copy by writing to the Secretary of Southern Missouri Bancorp. The annual report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

              In addition, a copy of Southern Missouri Bancorp's annual report on Form 10-KSB for the fiscal year ended June 30, 2002, is available to each record and beneficial owner of Southern Missouri Bancorp's common stock without charge upon written request to the Corporate Secretary, Southern Missouri Bancorp, Inc., 531 Vine Street, Poplar Bluff, Missouri, 63901.

SHAREHOLDER PROPOSALS

              In order to be eligible for inclusion in Southern Missouri Bancorp's proxy materials for next year's annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at Southern Missouri Bancorp's main office at 531 Vine Street, Poplar Bluff, Missouri, no later than May 26, 2003. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities and Exchange Act of 1934, as amended. If a proposal does not meet the above requirements for inclusion in the Corporation's proxy materials, but otherwise meets the Corporation's eligibility requirements to be presented at the next annual meeting of shareholders, the persons named in the enclosed form of proxy and acting thereon will have the discretion to vote on any such proposal in accordance with their best judgment if the proposal is received at the Corporation's main office no later than August 11, 2003.

ANNUAL REPORTS

              A copy of the Form 10-KSB as filed with the Securities and Exchange Commission will be furnished without charge upon written request to Samuel H. Smith, Secretary, Southern Missouri Bancorp, Inc., 531 Vine Street, Poplar Bluff, Missouri 63901.

OTHER MATTERS

              We are not aware of any business to come before the annual meeting other than those matters described in this proxy statement. However, if any other matter should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

Next Page

REVOCABLE PROXY

SOUTHERN MISSOURI BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS

October 21, 2002

              The undersigned hereby appoints Leonard W. Ehlers, Sammy A. Schalk and L. Douglas Bagby as the official Proxy Committee of the Board of Directors with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of Southern Missouri Bancorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders ("Meeting"), to be held at the Greater Poplar Bluff Area Chamber of Commerce Building, 1111 West Pine Street, Poplar Bluff, Missouri, on Monday, October 21, 2002, at 9:00 a.m., local time, and at any and all adjournments thereof. The Board of Directors recommends a vote "FOR" the listed proposals.

              This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR each of the proposals set forth herein.

              Should a director nominee be unable to serve as a director, an event that Southern Missouri Bancorp does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

		VOTE FOR	VOTE WITHHELD
1.	The election as directors of all nominees listed below (except as marked to the contrary below).
Ronnie D. Black James W. Tatum
Instructions: To vote for both nominees mark the box "FOR" with an "X". To withhold your vote for an individual nominee mark the box "FOR" with an "X" and write the name of the nominee on the line provided below for whom you wish your vote withheld. To withhold your vote as to both nominees mark the box "VOTE WITHHELD" with an "X".

		VOTE FOR	VOTE AGAINST	ABSTAIN
2.	The ratification of the appointment of Kraft, Miles & Tatum, LLC as auditors of the Corporation for the fiscal year ending June 30, 2003.

3.	Such other matters that may properly come before the Meeting or any adjournments thereof.

  THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE
  SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY
  OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED
  BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT
  TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE
  PRESENTED AT THE MEETING.

Next Page

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

               This proxy may be revoked at any time before it is voted by delivering to the Secretary of Southern Missouri Bancorp, on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Southern Missouri Bancorp common stock, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

              The undersigned acknowledges receipt from Southern Missouri Bancorp, Inc., prior to the execution of this Proxy, the Notice of Annual Meeting, a Proxy Statement dated on or about September 23, 2002 and Southern Missouri Bancorp, Inc.'s 2002 Annual Report to Shareholders.

Dated: _________________________, 2002
PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER
SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER
Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

End.